Exhibit 10.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is entered into as of November 21, 2022 (the “Execution Date”), by and between Surgery Partners, Inc., a Delaware corporation (“Surgery”), and Bain Capital Fund XI, L.P., a Cayman Islands limited partnership (“Bain Capital”). Surgery and Bain Capital may individually be referred to as a “Party” and together as the “Parties”.

Agreement

For good and valuable consideration, the Parties agree as follows:

Section 1. Sale and Purchase of Stock

1.1          Purchase of Stock. Subject to the terms and conditions of this Agreement, at the Closing, Surgery will issue and sell to Bain Capital, and Bain Capital will purchase from Surgery, 9,183,673 shares of Common Stock, par value $0.01 per share (the “Shares”), at a price equal to $24.50 per share, for an aggregate purchase price of $224,999,988.50 (the “Purchase Price”).

1.2          Payment; Delivery of Shares. At the Closing, Bain Capital will pay the Purchase Price by wire transfer of immediately available funds in accordance with wire instructions provided by Surgery to Bain Capital at least one (1) Business Day prior to the Closing, and Surgery will deliver the Shares in book-entry form to Bain Capital.

1.3          Closing.

(a)           The closing of the transactions contemplated by this Section 1 (the “Closing”) will be held through the electronic exchange of documents and signatures, as promptly as practicable, and in no event later than the first Business Day after the conditions to closing set forth in Section 5 are satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing but subject to the satisfaction or waiver of those conditions) or at such other place, time and/or date as may be jointly designated by Bain Capital and Surgery (the “Closing Date”); provided, that in no event will the Closing occur prior to December 23, 2022 without the prior written consent of Bain Capital.

(b)           Closing Deliverables.

(i)            At the Closing, Surgery shall deliver to Bain Capital:

(1)            a certificate of the secretary of Surgery dated as of the Closing Date certifying that attached thereto is a true and complete copy of all resolutions adopted by Surgery’s Board of Directors (the “Board”) authorizing the execution, delivery and performance of this Agreement and the transactions contemplated respectively herein and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with such transactions as of the Closing Date;

(2)            a written statement of Surgery’s transfer agent, indicating issuance of the Shares in the name of Bain Capital or its designee.

(ii)           At the Closing, Bain Capital will deliver to Surgery:

(1)            a certificate in form and substance reasonably satisfactory to Surgery and duly executed on behalf of Bain Capital by an authorized officer of Bain Capital, certifying that the conditions to Closing set forth in Section 5.1 of this Agreement have been fulfilled; and

(2)            the Purchase Price for the Shares by wire transfer of immediately available federal funds to an account designated in writing by Surgery at least one (1) Business Day in advance of the Closing.

Section 2. Representations and Warranties of Surgery

Surgery hereby represents and warrants to Bain Capital as of the date hereof and as of the Closing Date as follows:

2.1          Private Placement. Neither Surgery nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”). Subject to the accuracy of the representations made by Bain Capital in Section 3, the Shares will be issued and sold to Bain Capital in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable securities laws of the states of the United States. Surgery has not engaged any brokers, finders or agents, or incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

2.2          Organization and Qualification. Surgery is duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct its business as currently conducted.

2.3          Authorization; Enforcement. Surgery has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Surgery and the consummation by it of the transactions contemplated hereby (including the issuance of the Shares) have been duly authorized by the Board and no further consent or authorization of Surgery, the Board or Surgery’s stockholders is required in connection therewith. This Agreement has been duly executed by Surgery and constitutes a legal, valid and binding obligation of Surgery enforceable against Surgery in accordance with its terms.

2.4          Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of Surgery.

Section 3. Representations and Warranties of Bain Capital.

Bain Capital hereby represents and warrants to Surgery as of the Execution Date and as of the Closing Date as follows:

3.1          Authorization; Enforcement. Bain Capital has the requisite entity power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Bain Capital has taken all necessary corporate or similar action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement will constitute a valid and binding obligation of Bain Capital, enforceable against Bain Capital in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (b) enforceability may be subject to general principles of equity.

3.2          Investment Purpose. Bain Capital is purchasing the Shares for its own account and not with a present view toward the public distribution thereof and has no arrangement or understanding with any other persons regarding the distribution of such Shares, except as would not result in a violation of the Securities Act.

3.3          Accredited Investor; Access to Information. Bain Capital is an “accredited investor” as defined in Regulation D under the Securities Act and is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares.

3.4          Brokers and Finders. No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon Surgery for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Bain Capital.

Section 4. Legends.

4.1          Legends. Bain Capital understands the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

Section 5. Conditions to Closing

5.1          Conditions to Obligations of Surgery. Surgery’s obligation to complete the purchase and sale of the Shares and deliver the Shares to Bain Capital is subject to the fulfillment or waiver of the following conditions at or prior to the Closing:

(a)           Receipt of Funds. Surgery will have received immediately available funds in the full amount of the Purchase Price for the Shares being purchased hereunder.

(b)           Representations and Warranties. The representations and warranties made by Bain Capital in Section 3 will be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date.

(c)           Closing Deliverables. All closing deliverables as required under Section 1.3(b)(ii) shall have been delivered by Bain Capital to Surgery.

5.2          Conditions to Bain Capital’s Obligations at the Closing. Bain Capital’s obligation to complete the purchase and sale of the Shares is subject to the fulfillment or waiver of the following conditions at or before the Closing:

(a)           Representations and Warranties. The representations and warranties made by Surgery in Section 2 will be true and correct as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct as of such other date.

(b)           Closing Deliverables. All closing deliverables as required under Section 1.3(b)(i) shall have been delivered by Surgery to Bain Capital.

(c)           Public Offering. The concurrent underwritten public offering of at least $575 million of Common Stock of Surgery shall have been consummated on or before the Closing.

(d)           Amendment to Registration Rights Agreement. The Registration Rights Agreement, by and among Surgery Partners, Inc. and certain stockholders party thereto, dated as of August 31, 2017, shall be amended to include the Shares as “Registrable Shares” (as defined therein) at or before the Closing.

Section 6. Governing Law; Miscellaneous.

6.1          Business Day. For the purposes of this Agreement, a “Business Day” means any day, other than any Saturday, Sunday, or any day that banks are authorized or required to be closed in Brentwood, Tennessee or Boston, Massachusetts.

6.2          Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.

6.3          Counterparts; Signatures by Facsimile. This Agreement may be executed in two counterparts, both of which are considered one and the same agreement and will become effective when the counterparts have been signed by each Party and delivered to the other Party hereto. This Agreement, once executed by a Party, may be delivered to the other Party hereto by electronic PDF of a copy of this Agreement bearing the signature of the Party so delivering this Agreement.

6.4          Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

6.5          Severability. If any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

6.6          Further Assurances; Survival. Each Party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. The representations and warranties contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

6.7          Construction. The Parties acknowledge and agree that (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to each Party and not in a favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement.

6.8          Amendment and Waiver. Any provision of this Agreement may be amended or modified only by a written instrument signed by each Party. No waiver hereunder shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by any Party of a breach of or a default under any provision of this Agreement, nor the failure by any Party, on one or more occasions, to enforce any provision of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any such provision, right or privilege hereunder.

6.9          Assignment. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party, and any purported assignment without such consent shall be null and void ab initio. Notwithstanding the foregoing, Bain Capital shall have the right to assign all or a portion of its rights pursuant to this Agreement, or any interest herein, and may delegate any duty or obligation hereunder, without the consent of Surgery, to any affiliate of Bain Capital; provided that, no such assignment or delegation shall relieve Bain Capital of any of its obligations hereunder.

In Witness Whereof, Bain Capital and Surgery have caused this Agreement to be duly executed as of the date first above written.

Surgery Partners Inc.

By:	/s/ David T. Doherty
	Name:	David T. Doherty
	Title:	Executive Vice President and Chief Financial Officer

EXECUTION VERSION

Bain Capital Fund XI, L.P.

By:	Bain Capital Partners XI, L.P., its General Partner
By:	Bain Capital Investors, LLC, its General Partner

By:	/s/ Andrew Kaplan
	Name:	Andrew Kaplan
	Title:	Managing Director, Private Equity

Signature Page to Stock Purchase Agreement